EXECUTION COPY

ATM EQUITY OFFERINGSM SALES AGREEMENT

___________________________________

COMMON STOCK, $0.01 PAR VALUE PER SHARE

DATED AUGUST 3, 2006

MERRILL LYNCH & CO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

ANNALY CAPITAL MANAGEMENT, INC.

Common Stock
(par value $.01 per share)

ATM EQUITY OFFERINGSM SALES AGREEMENT

August 3, 2006

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

Annaly Capital Management, Inc., a Maryland corporation (the “Company”), confirms its agreement with Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (the “Agent”), as follows:

Section 1.

Description of Securities.  The Company proposes to issue and sell from time to time through the Agent, as sales agent, shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms set forth in Section 3 of this ATM Equity OfferingSM Sales Agreement (this “Agreement”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-134404), including a prospectus, with respect to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act.  Any information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B (“Rule 430B”) of the Securities Act is referred to as “Rule 430B Information.”  Except where the context otherwise requires, the registration statement, as it may have heretofore been amended, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) filed with the Commission pursuant to Rule 430B and Rule 424(b) under the Securities Act and also including any other registration statement filed with the Commission pursuant to Rule 462(b) and Rule 429 under the Securities Act, is herein called the “Registration Statement,” and the final form of prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as amended or supplemented from time to time (including by any prospectus supplement thereto), is herein called the “Prospectus.”    The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 of the Securities Act (“Rule 405”) or otherwise is unable to make the representation set forth in Section 2(a) at any time when such representation is required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement and all references to “Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement, as amended or supplemented from time to time (including by any prospectus supplement thereto).  For purposes of this Agreement, all references to the Registration Statement or the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Agent for use in connection with the offering of the Shares.

Section 2.

Representations and Warranties of the Company.  The Company represents and warrants to the Agent that:

(a)

(1) At the time of filing the Original Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act or otherwise (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act and (4) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(b)

The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has been filed with the Commission and is effective under the Securities Act.  The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use or effectiveness of the Registration Statement, or threatening or instituting proceedings for that purpose.  Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed.  Copies of the Registration Statement and the Prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one fully executed copy of each of the Registration Statement and of each amendment thereto for the Agent) have been delivered to the Agent and its counsel.  The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Securities Act.

(c)

Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act.  Each part of the Registration Statement, when such part became or becomes effective or was or is filed with the Commission, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Agent that was furnished in writing to the Company by the Agent specifically for use in the preparation thereof.

(d)

As of each Applicable Time neither (x) the Issuer Free Writing Prospectus(es) (as defined below) issued at or prior to such Applicable Time, nor (y) the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through any relevant Applicable Time and the related Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any amendments or supplements thereto or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(e)

 The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Act or the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

(f)

The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or included or incorporated by reference in the Registration Statement, the General Disclosure Package, and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified are in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein).  The selected financial and statistical data included or incorporated by reference in the Registration Statement, and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein.  Any pro forma financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act.

(g)

Any prospectus and the General Disclosure Package delivered to the Agent for use in connection with the offering of Shares pursuant to this Agreement will be, identical to the versions of the Prospectus and the General Disclosure Package, respectively, created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h)

The Company has been duly formed and incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, assets, properties, prospects, financial condition or results of operation of the Company taken as a whole (a “Material Adverse Effect”), and has full corporate power and authority necessary to own, hold, lease and/or operate its assets and properties, to conduct the business in which it is engaged and as described in the Prospectus and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and the Company is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

(i)

The Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) and does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, except for Fixed Income Discount Advisory Company (“FIDAC”) and FIDAC Housing Cycle Fund, LLC (“FIDAC Housing”).  Complete and correct copies of the charter and of the bylaws of the Company and all amendments thereto have been delivered to the Agent and, except as set forth in the exhibits to, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and the final Settlement Date (as defined herein) under this Agreement.

(j)

The Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) its charter or bylaws or (ii) any obligation, agreement, covenant or condition contained in any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its assets or properties may be bound or affected, the effect of which breach or default under clause (ii) could have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or, constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under), (i) any provision of the charter or bylaws of the Company, (ii) any provision of any contract, license, repurchase agreement, indenture, mortgage, deed of trust, bank loan or credit agreement, note, lease or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected, the effect of which could have a Material Adverse Effect, or (iii) under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

(k)

The Company has the authorized capitalization described in the Prospectus.  All of the issued and outstanding shares of capital stock, including the Common Stock of the Company, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

(l)

This Agreement has been duly authorized, executed and delivered by the Company.

(m)

The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

(n)

The Shares have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and will be registered pursuant to Section 12 of the Exchange Act.

(o)

No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Securities Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares will be sold by the Agent, or (iii) such approvals as have been obtained in connection with the approval of the listing of the Shares on NYSE.

(p)

No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue to it any shares of capital stock or other securities of the Company upon the issue and sale of the Shares to the Agent hereunder, nor does any Person have preemptive rights, co-sale rights, rights of first refusal or other rights to purchase or subscribe for any of the Shares or any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell any of, the Shares or any options, rights or convertible securities or obligations, other than those that have been expressly waived prior to the date hereof, except with respect to shares to be issued and registered in connection with the Company’s acquisition of FIDAC as described in the Registration Statement (the “FIDAC Shares”) or shares to be issued and registered in connection with a conversion of the Company’s 6% Series B Cumulative Convertible Preferred Stock as described in the Registration Statement (the “Series B Conversion Shares”).

(q)

Deloitte & Touche LLP (the “Accountants”), whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement and the Prospectus, are and, during the periods covered by their reports, were independent public accountants as required by the Securities Act.

(r)

The Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary permits, authorizations, consents and approvals from other Persons, in order to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except as such as could not have a Material Adverse Effect.  The Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus.  The Company is not in violation of, or in default under, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, the effect of which could have a Material Adverse Effect.

(s)

The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.  All agreements between the Company and third parties expressly referenced in the General Disclosure Package and Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(t)

There are no actions, suits, claims, investigations, inquiries or proceedings pending or, to the best of the Company’s knowledge, threatened to which the Company or any of its officers or directors is a party or of which any of its properties or other assets is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect.

(u)

Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, and the Prospectus, there has not been (i) any material adverse change, or any development which would reasonably be expected to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement, the General Disclosure Package, or the Prospectus, or the results of operations, condition (financial or otherwise), net worth, business, prospects or operations of the Company taken as a whole, (ii) any transaction which is material to the Company, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, which is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company, or (v) except for regular quarterly dividends on the shares of Series A cumulative redeemable preferred stock and the Series B cumulative convertible preferred stock (collectively, the “Preferred Stock”) and Common Stock in amounts per share that are consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.  The Company has no material contingent obligation which is not disclosed in the Registration Statement, the General Disclosure Package, or the Prospectus.

(v)

There are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except with respect to the FIDAC Shares and the Series B Conversion Shares.

(w)

The Company (i) does not have any issued or outstanding preferred stock, other than the Preferred Stock, or (ii) has not defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.  The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults would have a Material Adverse Effect on the financial position of the Company.

(x)

Each of the Company and its officers, directors and controlling Persons has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale of the Shares, or (ii) since the filing of the Registration Statement (except pursuant to the Company’s dividend reinvestment and share purchase plan (the “DRSPP”) and the Company’s Sales Agency Agreement, dated May 11, 2005, with UBS Securities LLC, as amended, restated, supplemented from time to time or any such new agreement to be entered into with UBS Securities LLC or an affiliate thereof to similar effect (the “UBS Agreement”)) (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(y)

The Shares have been approved for listing on the NYSE, subject only to official notice of issuance.

(z)

Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the National Association of Securities Dealers (“NASD”)) any member firm of the NASD.

(aa)

The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(bb)

Any certificate signed by any officer of the Company delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(cc)

As of the date of this Agreement, substantially all of the investment portfolio of the Company (i) consists of (a) mortgage-backed securities guaranteed, as to payments of principal and interest, by either the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association, (b) Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, or Federal National Mortgage Association debentures and (c) membership interests of FIDAC Housing and (ii) all of the mortgage-backed securities are REIT (as defined below) eligible assets.  As of the date of this Agreement, the Company has no plan or intention to materially alter (i) its capital investment policy or (ii) except in accordance with its capital investment policy, the percentage of its investment portfolio that is invested in (a) mortgage-backed securities which are guaranteed, as to payments of principal and interest, by either the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Government National Mortgage Association and (b) Federal Home Loan Bank, Federal Home Loan Mortgage Corporation or Federal National Mortgage Association debentures.  The Company has good and marketable title to all of the properties and assets owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects (except for any security interest, lien, encumbrance or claim that may otherwise exist under any applicable repurchase agreement), except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property or asset by the Company, and except as described in or contemplated by the Prospectus and the General Disclosure Package.  The Company owns no real property.  Any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

(dd)

The Company has filed all federal, state and foreign income and franchise tax returns required to be filed on or prior to the date hereof and has paid taxes shown as due thereon (or that are otherwise due and payable), other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.  The Company has no knowledge, after due inquiry, of any tax deficiency which has been asserted or threatened against the Company.  To the knowledge of the Company, there are no tax returns of the Company that are currently being audited by federal, state or local taxing authorities or agencies which would have a Material Adverse Effect.

(ee)

The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company to conduct its business as described in the Prospectus and the General Disclosure Package, and the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Material Adverse Effect.

(ff)

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)

The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; any significant material weaknesses in internal controls have been identified for the Company’s Chief Executive Officer and its Chief Financial Officer; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.

(hh)

The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(ii)

The Company is not in violation, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company.  The Company has received all permits, licenses or other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which could not, singly or in the aggregate, have a Material Adverse Effect.

(jj)

The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agent pursuant to this Agreement.

(kk)

There are no existing or threatened labor disputes with the employees of the Company which are likely to have individually or in the aggregate a Material Adverse Effect.

(ll)

Neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers and stockholders of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(mm)

The Company, since its date of inception, has been, and upon the sale of the Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for all taxable years commencing with its taxable year ended December 31, 1997.  The proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.  The Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code.  The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT.

(nn)

The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(oo)

No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, which is required by the rules of the NASD to be described in the Registration Statement and the Prospectus which is not so described.

(pp)

The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(qq)

Neither the Company nor any of the subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or the subsidiaries has made any payment of funds of the Company or the subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

(rr)

The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(ss)

The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(tt)

The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act.  The outstanding shares of Common Stock and the Shares being sold hereunder will have been approved for listing, subject only to official notice of issuance, on the NYSE.

(uu)

Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and where required by law the Company has obtained the written consent to the use of such data from such sources.

(vv)

The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of the Shares and the equity shelf program established by this Agreement (other than the UBS Agreement).

Section 3.

Sale and Delivery of Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees to use its reasonable efforts to sell as sales agent for the Company, the Shares.

The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time).  The Company will designate the maximum amount of Shares sought to be sold by the Agent daily as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement.  Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the Shares so designated by the Company.

Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction.  Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any Shares at a price lower than the minimum price therefor designated from time to time by the Company’s board of directors and notified to the Agent in writing.  In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.  Under no circumstances shall the number of Shares sold pursuant to this Agreement exceed the number set forth in Section 1 or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

The Agent hereby covenants and agrees not to make any sales of Shares on behalf of the Company other than by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Securities Act.

The gross sales price of any Shares sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the Agent under this Agreement on the NYSE at the time of such sale.  The compensation payable to the Agent for sales of Shares shall be equal to 2.00% of the gross sales price of the Shares sold pursuant to this Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the amount of Shares sold on such day, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

Settlement for sales of Shares will occur on the third business day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares.  Settlement for all Shares shall be effected by free delivery of Shares to the Agent’s account at The Depository Trust Company in return for payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company.  If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default.  If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate.

At each Applicable Time, each Settlement Date and each Filing Date, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.  The Company covenants and agrees with the Agent that on or prior to the earlier of (x) four business days after any date on which the Company shall file an annual report on Form 10-K or quarterly report on Form 10-Q in respect of any quarter in which sales of Shares were made by the Agent under this Agreement or (y) to the extent there shall be an Applicable Time on or following such filing date referred to in clause (x), prior to such Applicable Time, (each such date, a “Filing Date”), the Company will (i) affirm in writing each representation, warranty, covenant and other agreement contained in this Agreement, (ii) file a prospectus supplement to the Prospectus included as part of the Registration Statement with the Commission under the applicable paragraph of Rule 424(b) of the Securities Act, which prospectus supplement will set forth, with regard to such quarter, the number of Shares sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Shares pursuant to this Agreement and (iii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.  Any obligation of the Agent to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, and the performance by the Company of its obligations, set forth in this Agreement and to the continuing satisfaction of the additional conditions specified in Sections 4 and 5 of this Agreement.

Section 4.

Covenants of the Company.  The Company hereby covenants and agrees with the Agent that:

(a)

During the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed.  The Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the offering of the Shares by the Agent.  The Company will comply with the requirements of Rule 430B, provided, however,  the Company will not file any amendment or supplement to the Registration Statement or the Prospectus, during the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, unless a copy thereof has been submitted to the Agent a reasonable period of time before filing with the Commission and the Agent has not reasonably objected thereto.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares and to advise the Agent of any such filing.  During the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will furnish to the Agent at the time of filing thereof, a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectus.  During the period in which a Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the prescribed time period.  The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) (i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)

The Company will promptly advise the Agent of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information with respect thereto or of notice of institution of proceedings for, the entry of a stop order suspending the effectiveness of the Registration Statement by the Commission or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.  The Company will promptly advise the Agent of any proposal to amend or supplement the Registration Statement or Prospectus, including by filing any documents that would be incorporated therein by reference, and to file no such amendment or supplement to which the Agent shall object in writing, and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be.  The Company has given the Agent notice of any filings made pursuant to the Exchange Act or 1934 Act Regulations and will furnish the Agent with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Agent or its counsel shall object in writing.

(c)

The Company will make available to the Agent, as soon as practicable after the Registration Statement becomes effective and thereafter from time to time furnish to the Agent copies of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Agent will be materially identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.  For so long as this Agreement is in effect, the Company will prepare and file promptly such amendments or supplements to the Registration Statement and the Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Securities Act.

(d)

The Company will promptly notify the Agent to suspend the offering of Shares upon the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act which, in the reasonable judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated by reference therein, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time period, to prepare and furnish, at the Company’s expense, to the Agent promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Agent with a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly to furnish, at the Company’s expense, to the Agent, copies in such quantities and at such locations as the Agent may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented (i) will reflect such change, (ii) will not, in the light of the circumstances when it is so delivered, be misleading and (iii) will comply with applicable securities laws.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)

The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Agent may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares).  The Company will promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)

The Company will furnish to the Agent for a period of three years from the date of final Settlement Date (i) copies of any reports or other communications which the Company shall send directly to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of any financial statements or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as the Agent may reasonably request regarding the Company, in each case as soon as such reports, communications, documents or information becomes available.

(g)

The Company will make generally available to its stockholders as soon as practicable, and in the manner contemplated by Rule 158 of the Securities Act but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which a prospectus supplement is filed pursuant to Rule 424(b) under the Securities Act that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder and will advise the Agent in writing when such statement has been made available.

(h)

Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all of its costs, expenses, fees and taxes incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, each prospectus supplement filed by the Company in connection with the offering and sale of Shares by the Agent under this Agreement and any amendments or supplements thereto and the printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any power of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agent (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Agent) and the preparation, printing and furnishing of copies of any blue sky surveys to the Agent, (v) the listing of the Shares on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, (vii) the reasonable fees and disbursements of the Company’s counsel and accountants, (viii) the performance of the Company’s other obligations hereunder and (ix) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Agent caused by a breach of the representation contained in the first paragraph of Section 2(d).  The Agent will pay its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses as well as the fees and disbursements of its legal counsel, and will reimburse the Company for certain expenses incurred in connection with the offer and sale of the Shares.

(i)

The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(j)

The Company will not sell, offer or agree to sell, contract to sell, pledge, register, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of capital stock or securities convertible into or exchangeable, exercisable or redeemable for capital stock or warrants or other rights to purchase capital stock, except (i) for the registration of the Shares and the sales of Shares through the Agent pursuant to this Agreement, (ii) for sales of shares through the DRSPP, (iii) for options granted pursuant to employee benefit plans and for shares of Common Stock issuable upon the exercise of such outstanding options during the period from the date of this Agreement through the final Filing Date for the sale of Shares hereunder, (iv) the grant of awards pursuant to the Company’s Long-Term Stock Incentive Plan, (v) for the registration of shares issued, and the issuance and registration of shares in connection with its acquisition of FIDAC, (vi) for sales of shares under the UBS Agreement and (vii) for shares to be issued and registered in connection with a conversion of the Company’s Series B Shares without (a) giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (b) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale.

(k)

At any time during the term of this Agreement, as supplemented from time to time, the Company will advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to the Agent pursuant to Section 5 of this Agreement.

(l)

Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement to the Prospectus included as part of the Registration Statement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Agent shall otherwise reasonably request) or (iii) as otherwise may be required in Section 5(e) hereof, the Company will furnish or cause to be furnished forthwith to the Agent a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such certificate.

The Company represents and agrees that, unless it obtains the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

In addition, upon commencement of the offering of Shares under this Agreement, the Company will furnish or cause to be furnished promptly to the Agent a certificate of two of its executive officers in a form satisfactory to the Agent stating the minimum price designated from time to time by the Company’s board of directors for the sale of Shares pursuant to this Agreement or, in connection with any amendment, revision or modification of such minimum price, a new certificate with respect thereto.

(m)

Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement to the Prospectus included as part of the Registration Statement filed pursuant to Rule 424(b) under the Securities Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement or relating solely to the offering of securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a current report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company will furnish or cause to be furnished forthwith within the earlier of (x) 4 business days or (y) to the extent there shall be an Applicable Time on or following such amendment, supplement or filing referred to in clause (i) or (ii), prior to such Applicable Time, to the Agent and to counsel to the Agent written opinions of Kirkpatrick & Nelson Nicholson Graham LLP and McKee Nelson LLP, each external counsel to the Company (“External Company Counsel”), or R. Nicholas Singh, General Counsel of the Company (“Internal Company Counsel”), or other counsel satisfactory to the Agent, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance satisfactory to the Agent and its counsel, of the same tenor as the opinions referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the time of delivery of such opinion.

(n)

Upon commencement of the offering of Shares under this Agreement, and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information (other than a current report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company will cause the Accountants, or other independent accountants satisfactory to the Agent, to furnish on or prior to the earlier of (x) eight business days thereafter or (y) to the extent there shall be an Applicable Time on or following such amendment, supplement or filing referred to in clause (i) or (ii), prior to such Applicable Time, to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter.

(o)

The Company consents to the Agent trading in the Company’s Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement.

(p)

For three years from the date of this Agreement, the Company will furnish to its stockholders within 120 days after the end of each fiscal year, for so long as the Company shall not be required to file annual and periodic reports with the Commission under the Exchange Act, audited financial statements (including a balance sheet and statements of income, stockholders’ equity and of cash flow of the Company for such fiscal year), accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants.

(q)

If to the knowledge of the Company, any condition set forth in Section 5(a) or 5(f) hereof shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(r)

The Company will disclose in its annual reports on Form 10-K and quarterly reports on Form 10-Q, as applicable, the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(s)

The Company will use its best efforts to cause the Shares to be listed on the NYSE and to maintain such listing and to file with the NYSE all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the NYSE.

(t)

The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(u)

The Company will not (i) take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay any Person (other than as contemplated by the provisions of this Agreement) any compensation for soliciting purchases of the Shares, or (iii) pay or agree to pay to any Person any compensation for soliciting any order to purchase any other securities of the Company other than as contemplated by the provisions of this Agreement.

(v)

The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended.  In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

(w)

The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(x)

The Company has been organized and operated in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code, and the Company’s proposed methods of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years.

(y)

The Company will not be or become, at any time prior to the expiration of three years after the final Filing Date under this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

(z)

The Company has retained the Accountants as its qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code and the Company’s exempt status under the Investment Company Act.

(aa)

The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

Section 5.

Conditions of Agent’s Obligations.  The obligations of the Agent hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, any applicable date referred to in Section 4(l), each Filing Date, each Applicable Time and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions precedent:

(a)

(i)  No stop order with respect to the effectiveness of any one of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act and no order directed at any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Agent of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, and the General Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)

No material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition, net worth or prospects of the Company shall occur or become known and no transaction which is material and unfavorable to the Company shall have been entered into by the Company.

(c)

The Company shall furnish or cause to be furnished to the Agent, on every date specified in Section 4(m) hereof, opinions of External Company Counsel and Internal Company Counsel, in each case addressed to the Agent, and dated as of such date, and in form satisfactory to the Agent and its counsel, substantially in the form of Exhibit A-1, A-2 and Exhibit B, respectively, attached hereto (subject, in each case, to limitations, qualifications, exceptions and assumptions satisfactory to the Agent).

(d)

At the dates specified in Section 4(n) hereof, the Agent shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Agent in form and substance satisfactory to the Agent and its counsel.

(e)

The Company will deliver to the Agent a certificate, prior to the earlier of (x) four business days following each Filing Date or (y), to the extent there shall be an Applicable time on or following such Filing Date, prior to such Applicable Time, (each, a “Certificate Date”), of two of its executive officers to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Certificate Date, (ii) the Company has performed or shall perform such of its obligations under this Agreement as are to be performed at or before each such Certificate Date, and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 5 have been met.

In addition, on each Certificate Date, the certificate shall also state that the Shares sold during the period to which the certificate relates have been duly and validly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken.

(f)

All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Applicable Time or related Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g)

The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(h)

The Company shall have furnished to the Agent such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Settlement Date as the Agent may reasonably request.

(i)

The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(j)

The NASD shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k)

No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which the Agent objects in writing.

(l)

Between the time of execution of this Agreement and the time of sale of Shares through the Agent, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

Section 6.

Indemnification.

(a)

Indemnification of Agent.  The Company agrees to indemnify and hold harmless the Agent, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”) and the person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)

against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7 below) any such settlement is effected with the written consent of the Company; and

(iii)

against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)

Indemnification of Company, Directors and Officers.  The Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.

(c)

Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)

Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.

Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Agent on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the Net Proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, relative to the total compensation received by the Agent from the sale of Shares on behalf of the Agent.

The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Agent shall not be required to contribute any amount in excess of the total compensation received by the Agent in connection with the sale of Shares on behalf of the Company.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, the person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Agent’s Affiliates shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 8.

Termination.

(a)

The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agent for the Company, then Sections 4(g) and (p) shall remain in full force and effect notwithstanding such termination, (ii) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (iii) the provisions of Section 4(h), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)

The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 2, 4(h), Section 6 and Section 7 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)

This Agreement shall remain in full force and effect until the fifth anniversary of the date hereof unless terminated pursuant to Section 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 2, 4(h), Section 6 and Section 7 of this Agreement shall remain in full force and effect.

(d)

Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of the second to last paragraph of Section 3 hereof.

Section 9.

Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Agent, shall be sufficient in all respects if delivered or sent to Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, fax no. (212) 738-1069, Attention: Brian Lehman, with copies to each of Charles Plohn and Terrence O'Brien, at the same address, fax no. (212) 449-0355, and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY  10004, fax no. (212) 859-4000, Attention: Valerie Ford Jacob, Esq.; if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention:  Michael A.J. Farrell, fax no. (212) 696-9809.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10.

Parties.  The Agreement herein set forth has been and is made solely for the benefit of the Agent and the Company and to the extent provided in Section 6 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Agent) shall acquire or have any right under or by virtue of this Agreement.

Section 11.

Adjustments For Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

Section 12.

Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

Section 13.

Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

Section 14.

Governing Law.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles.

Section 15.

Headings.  The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 16.

Submission To Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the non exclusive jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Agent or any indemnified party.  Each of the Agent and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contracts, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

Section 17.

Successors and Assigns.  This Agreement shall be binding upon the Agent and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Agent’s respective businesses and/or assets.

Section 18.

No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) the Agent has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) and the Agent has no any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, and (e) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 19.

Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 20.

Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its Affiliates or selling agents, any person controlling the Agent, its officers or directors or any person controlling the Company, and (ii) delivery of and payment for the Shares.

Section 21.

Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Agent, with respect to the subject matter hereof.

Section 22.

TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent.  Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

ANNALY CAPITAL MANAGEMENT, INC.

By:

/s/ Michael A.J. Farrell

Name:  Michael A.J. Farrell

Title:  Chairman, Chief Executive Officer

ACCEPTED as of the date

first above written:

MERRILL LYNCH & CO.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:

/s/ Richard W. Ginn

Authorized Signatory

Exhibit A-1

FORM OF OPINION OF
KIRKPATRICK & NELSON NICHOLSON GRAHAM LLP

1.

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under or as contemplated by the ATM Equity Offerings Sales Agreement.

2.

The ATM Equity Offerings Sales Agreement has been duly authorized, executed, and delivered by the Company.

3.

The Shares have been duly authorized by the Company for issuance and sale to the Agent pursuant to the ATM Equity Offerings Sales Agreement and, when issued and delivered by the Company pursuant to the ATM Equity Offerings Sales Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability, under the General Corporation Law of the State of Maryland (the “MGCL”) or the Charter or By-laws of the Company, by reason of being a holder.

4.

Based solely on our review of the charter of the Company and its corporate record book as provided to us by the Company, the Company has an authorized capitalization described under the caption “Description of Common Stock and Preferred Stock” in the Prospectus.

5.

All issued and outstanding shares of capital stock of the Company are validly issued, fully paid, and non-assessable, and conform in all material respects with the description thereof contained in the Prospectus.  The Shares when issued and outstanding will conform in all material respects with the description thereof contained in the Prospectus.

6.

The issuance of the Shares is not subject to preemptive or other similar rights of any stockholder of the Company arising by operation of the MGCL or under the Charter or By-laws of the Company, or, to our knowledge, any contractual preemptive rights, resale rights, rights of first refusal or similar rights.  To our knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into, exercisable for, or exchangeable for shares of capital stock of the Company.  To our knowledge, except as disclosed in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to have any security owned by such holder included for registration in the Registration Statement.

7.

The information in the Prospectus under the caption “Description of Stock,” to the extent that it constitutes a summary of legal matters under the MGCL or of provisions of the Company’s charter or by-laws, has been reviewed by us and is correct in all material respects.

8.

The forms of certificate used by the Company to represent shares of Common Stock comply in all material respects with any applicable requirement of the MGCL, the Company’s Charter and By-laws, and the New York Stock Exchange.

9.

The Registration Statement and the Prospectus (in each case other than (A) the financial statements and supporting schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom as to which we express no opinion and (B) except as expressed in our opinion in paragraph 10 below, the documents incorporated therein), as of their respective effective dates, as the case may be, each complied, and as of the date hereof each comply, as to form in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act.

10.

The Incorporated Documents (other than the financial statements and supporting schedules and other financial and accounting data included therein, as to which we express no opinion), when they were filed with the Commission (or, if later, upon filing of an amendment thereto) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”).

11.

The Registration Statement has been deemed effective under the Securities Act; the Prospectus has been filed pursuant to Rule 424(b) of the Securities Act in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)); and, to our knowledge, based solely on a telephone conversation with a member of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or threatened by the Commission.

12.

To our knowledge, no consent, approval, authorization, or other order of any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of Maryland is required under the Applicable Laws for the Company to issue and sell the Shares to the Agent as contemplated by the ATM Equity Offerings Sales Agreement and to consummate the transactions contemplated thereby.

13.

The execution, delivery and performance of the ATM Equity Offerings Sales Agreement by the Company, and the issuance and sale of the Shares to the Agent as contemplated by the ATM Equity Offerings Sales Agreement and consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default under:  (A) any indenture, mortgage, deed of trust, lease, repurchase agreement or other agreement, known to us, to which the Company is a party or is bound, except for such for such violations, conflicts, breaches, defaults, liens, charges, or encumbrances that would not result in a Material Adverse Effect, (B) the Charter or By-laws of the Company, (C) Applicable Laws, (D) the Investment Company Act of 1940, as amended (the “1940 Act”), or (E) or, to our knowledge, any judgment, decree, order, rule, or regulation, of any court, other governmental authority, or arbitrator having jurisdiction over the Company, except for such for such violations, conflicts, breaches, defaults, liens, charges, or encumbrances that would not result in a Material Adverse Effect.

14.

The Company is not in violation of its Charter or By-laws, and, to our knowledge,  no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, repurchase agreement, other agreement, or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, except, in each case above, for such for such violations, conflicts, breaches, defaults, liens, charges, or encumbrances that would not result in a Material Adverse Effect.1

15.

To our knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company is or would be a party or to which any of their respective properties is subject which are required to be described in the Registration Statement or Prospectus but are not so described.

16.

The Company is not, and the transactions contemplated by the ATM Equity Offerings Sales Agreement will not cause the Company to become an “investment company” or an entity “controlled” by an “investment company” under the 1940 Act.

In acting as counsel to the Company, we have participated in conferences with officers and other representatives of the Company, the independent public accountants for the Company, and your representatives, at which conferences the contents of the Registration Statement and the Prospectus, and related matters were discussed.  Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in the Registration Statement, the Prospectus, the General Disclosure Package, or the Incorporated Documents (as defined below) and have made no independent check or verification thereof (except as set forth in paragraph seven above), on the basis of the foregoing, nothing has come to our attention which has led us to believe that (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the documents included in the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or (iii) the Prospectus Supplement, as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case that we express no belief and make no statement with respect to financial statements and supporting schedules and other financial and accounting data included or incorporated by reference in or omitted from the Registration Statement, the Prospectus, the General Disclosure Package, or the Incorporated Documents.  With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.  As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement or the Prospectus as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.

Exhibit A-2

FORM OF OPINION OF MCKEE NELSON LLP

For all taxable years commencing with its taxable year ended December 31, 1997, the Company has been, and upon the sale of Shares will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under Section 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company’s proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost.  The disclosure contained in the Prospectus under the caption "Federal Income Tax Considerations" to the extent such information constitutes a summary of the United States federal income tax laws and legal conclusions referred to therein, is accurate in all material respects and fairly summarizes the federal income tax laws referred to therein.

Exhibit B

FORM OF INTERNAL COMPANY COUNSEL

The Company is not in violation of its charter or by-laws, and, to my knowledge, no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant, or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, repurchase agreement, other agreement, or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement, except, in each case above, for such violations, conflicts, breaches, defaults, liens, charges, or encumbrances that would not result in a Material Adverse Effect.

Footnotes

1

This opinion to be received either from Kirkpatrick & Nelson Nicholson Graham LLP or from Internal Counsel.